Calvert Responsible Index Series, Inc.
Form N-SAR
Period Ended March 31, 2017

Sub-Item 77Q1(e)

The Investment Advisory Agreement dated December
31, 2016 between Calvert Responsible Index
Series, Inc. (the "Registrant"), on behalf of its series as included below, and Calvert Research and Management is incorporated herein by reference to Exhibit (d) of Post-Effective Amendment No. 45 to the Registrant's Registration Statement on Form N-
1A (1933 Act File No. 333-34122) as previously filed with the Securities and Exchange Commission on January 30, 2017 (SEC Accession No. 0000940394-17-
000163).

Calvert Developed Markets Ex-U.S. Responsible
Index Fund
Calvert U.S. Large Cap Core Responsible Index Fund
Calvert U.S. Large Cap Growth Responsible Index
Fund
Calvert U.S. Large Cap Value Responsible Index
Fund
Calvert U.S. Mid Cap Core Responsible Index Fund